UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
October 25, 2006
F5 Networks, Inc.

(Exact name of registrant as specified in its charter)

Washington	000-26041	91-1714307

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
401 Elliott Avenue West
Seattle, WA 98119

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code	(206) 272-5555
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
On October 25, 2006, F5 Networks, Inc. (the “Company”) issued a press release announcing its financial results for the fourth quarter ended September 30, 2006. The press release is attached hereto as Exhibit 99.1. The information in this Item 2.02 shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.
Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
As previously announced, the Company’s Board of Directors (the “Board”) formed a special committee of the Board (the “Special Committee”) to conduct a review of the Company’s stock option practices. On October 25, 2006, the Company announced that the Special Committee had substantially completed its review.
To date, the Special Committee has found that the recorded grant dates for certain stock options granted during fiscal years 1999 through 2004 should not be relied upon as the measurement date for accounting purposes.
The Company is conducting an analysis to determine what adjustments need to be made to the Company’s historical financial statements. Based on its analysis to date, the Company anticipates that it may be required to record additional non-cash, stock-based compensation expense of up to $30 million, in the aggregate, for fiscal years 1999 through 2006. The Company has not completed its analysis of the total net effect of these adjustments, but any such adjustments are not expected to affect the Company’s current cash position or previously reported revenues.
On October 25, 2006, the Audit Committee of the Board (the “Audit Committee”) determined, after consultation with management, that the Company’s financial statements and all earnings releases and similar communications relating to fiscal periods commencing on or after October 1, 1998, which is the first day of the Company’s fiscal year 1999, through the date of this report should no longer be relied upon. The Audit Committee also determined that the Company should restate its financial statements for fiscal years 1999 through 2005 and its financial statements for the first two quarters of fiscal 2006, to reflect adjustments prompted by the Special Committee’s findings to date. The Company intends to file its restated financial statements, as well as its Form 10-Q for the third quarter of fiscal 2006, which has been delayed due to the pending the Special Committee inquiry, as soon as practicable pending completion of the Company’s analysis of any necessary adjustments.
Additionally, the Company is evaluating Management’s Report on Internal Controls Over Financial Reporting set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2005. The Company has not yet completed its analysis of the impact of this situation on its internal controls over financial reporting.
The Company will describe any improvements to its policies and procedures regarding the granting of stock options and restricted stock units in its Annual Report on Form 10-K for the fiscal year 2006.
The Audit Committee has discussed the matters disclosed in this Item 4.02(a) with the Company’s independent registered public accounting firm.
On October 25, 2006, the Company issued a related press release announcing the matters described herein. The full text of the press release is attached as Exhibit 99.1 to this report and is hereby incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
Exhibits:
99.1   Press Release of F5 Networks, Inc. dated October 25, 2006, announcing fourth quarter revenues and an update on the Special Committee review.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F5 NETWORKS, INC. (Registrant)
Date: October 25, 2006	By:	/s/ John McAdam
John McAdam
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of F5 Networks, Inc. dated October 25, 2006, announcing fourth quarter revenues and an update on the Special Committee review.